SUBLEASE AGREEMENT







         Sublessor:        ACADIA PROPERTIES LLC
                           a Utah limited liability company



         Sublessee:        SECURE NETWERKS, INC.
                           a Delaware corporation



         Premises
         Located at:       RIVERPARK III
                           10757 South River Front Parkway, Suite 125
                           South Jordan, Utah 84095








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

                                                  TABLE OF CONTENTS


1.       Basic Sublease Information.............................................................................  1

2.       Sublease...............................................................................................  2
         2.1      Premises......................................................................................  2
         2.2      Common Area...................................................................................  3
         2.3      Sublease Subject to Master Lease..............................................................  3
         2.4      Signage.......................................................................................  3

3.       Condition of Premises..................................................................................  3

4.       Term...................................................................................................  3
         4.1      Term..........................................................................................  3
         4.2      Surrender.....................................................................................  3
         4.3      Holding Over..................................................................................  3

5.       Rent...................................................................................................  4
         5.1      Definition....................................................................................  4
         5.2      Monthly Base Rent.............................................................................  4
         5.3      Payment.......................................................................................  4
         5.4      Late Charge and Interest......................................................................  4

6.       Taxes, Utilities and Services..........................................................................  5
         6.1      Personal Property Taxes.......................................................................  5
         6.2      Sublessor to Provide Utilities and Services...................................................  5
         6.3      Special or Excess Usage.......................................................................  5

7.       Security Deposit.......................................................................................  5

8.       Use; Compliance with Laws; Permits.....................................................................  5
         8.1      Use...........................................................................................  5
         8.2      Compliance with Law; Prohibited Activities....................................................  5

9.       Assignment and Subletting..............................................................................  6

10.      Alterations............................................................................................  6

11.      Repairs and Maintenance................................................................................  6
         11.1     Sublessee's Repairs...........................................................................  6
         11.2     Sublessor's Repairs...........................................................................  6

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12.      Insurance Policies.....................................................................................  6

13.      Damage and Destruction.................................................................................  7
         13.1     Termination of Master Lease...................................................................  7
         13.2     Sublessor's Right to Terminate................................................................  7

14.      Eminent Domain.........................................................................................  7
         14.1     Termination of Master Lease...................................................................  7
         14.2     Sublessor's Right to Terminate................................................................  8
         14.3     Award.........................................................................................  8

15.      Default................................................................................................  8
         15.1     Events of Default.............................................................................  8
         15.2     Sublessor's Remedies..........................................................................  8

16.      Indemnification........................................................................................  9

17.      General Provisions..................................................................................... 10
         17.1     Notices....................................................................................... 10
         17.2     Entry by Sublessor............................................................................ 10
         17.3     Liens......................................................................................... 10
         17.4     Time.......................................................................................... 10
         17.5     Entire Agreement.............................................................................. 10
         17.6     Governing Law................................................................................. 10
         17.7     Definition of Sublessor....................................................................... 10
         17.8     Authority..................................................................................... 11
         17.9     Joint and Several Liability................................................................... 11
         17.10    Quiet Use and Enjoyment....................................................................... 11
         17.11    Master Lessor's Consent....................................................................... 11


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Exhibits:         Exhibit A - Floor Plan of Premises
                  Exhibit B - Asbestos Disclosure

                               SUBLEASE AGREEMENT
                               ------------------


     THIS SUBLEASE AGREEMENT (the "Sublease") is entered as of this ___ day of May, 2006, by and between ACADIA PROPERTIES LLC, a Utah limited liability company ("Sublessor") and a subsidiary of Kenneth I. Denos, P.C. ("Tenant") and SECURE NETWERKS, INC., a Delaware corporation ("Sublessee").

                                    RECITALS

     A. Tenant is presently the lessee of the premises (the "Premises") designated as Suite 125, consisting of approximately 5,759 rentable square feet, on the first floor of that certain office building (the "Building") commonly known as RiverPark III, 10757 South River Front Parkway, Suite 125, South Jordan, Utah, pursuant to that certain Lease dated December 6, 2005 (the "Master Lease"), by and between RIVERPARK THREE, LLC, a Utah limited liability company, as landlord ("Master Lessor") and Sublessor, as tenant.

     B. Sublessor, a subsidiary of the tenant, has a designed purpose to establish and administer sublease agreement for the premises on behalf of the tenant.

         C. Sublessor desires to sublease a portion of the authorized Premises (the "Subleased Premises") to Sublessee and Sublessee desires to sublease the Subleased Premises from Sublessor pursuant to the terms, covenants and conditions set forth below.

     D. Except as expressly set forth below, all capitalized terms used below without definition shall be as defined in the Basic Sublease Information section.

                                    AGREEMENT

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. BASIC SUBLEASE INFORMATION. The information set forth in this Section (the "Basic Sublease Information") is intended to supplement or summarize the provisions set forth in the full text of this Sublease. Each reference in this Sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed, or supplemented by any particular section of the Sublease pertaining to such information. In the event of a conflict between the provisions of this Section and the full text of the Sublease, the full text of the Sublease shall control.

Sublessor:        ACADIA PROPERTIES LLC
                  a Utah limited liability company


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


Sublessor's       Riverpark III
Address: 10757 South River Front Parkway, Suite 125
                  South Jordan, Utah 84095
                  Attn: Kenneth I. Denos

Sublessee:        Secure Networks, Inc.,  a Utah corporation

Sublessee's
Tax ID No.:       20-0685790

Sublessee's
Address: 10757 South River Front Parkway, Suite 125, South Jordan Utah

Permitted
Use:                       General office

Monthly
Base Rent:                 $1,200.00 plus an allocation for telecommunications
                           usage and a basic office supplies usage fee are included in said Monthly Base Rent. Sublessor reserves the right to increase the office supply usage fee is sublessee exceeds customary and reasonable use.

Commencement
Date:                      March 1, 2006

Expiration
Date:                      March 31, 2011


     2. SUBLEASE.

     2.1 PREMISES. Upon the Commencement Date, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises subject to all of the terms, covenants and conditions in this Sublease.

     2.2 COMMON AREA. Sublessee shall have, as appurtenant to the Premises and subject to such reasonable rules and regulations from time to time made by Sublessor of which Sublessee is given notice, the non-exclusive right to use the following common areas (the "Common Areas"): (i) the means of ingress and egress provided to the Building; (ii) the common stairways and accessways, lobbies, entrances, stairs, elevators and any passageways of the Building serving the Premises; and (iii) the common rest room facilities located in the Building provided for the common use of the subtenants of Sublessor in the Building. Sublessee shall have the non-exclusive right in common with other subtenants to use one (1)

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parking  space  in  the  parking  area  serving  the  Building,   but  Sublessee
acknowledges that, upon ten (10) days written notice, Sublessor shall have the right to terminate this right to use the parking space.

     2.3 SUBLEASE SUBJECT TO MASTER LEASE. The rights of Sublessee under this Sublease are subject to the Master Lessor's and Sublessor's rights under the Master Lease, and are to be construed consistently with the provisions of Master Lease, Exhibit A.

     2.4 Signage. Sublessee agrees that no signs, advertisements, or notices whatsoever shall be inscribed, painted, or affixed on or to any part of the Premises or the Building, without the written consent of Sublessor, which consent may be withheld in Sublessor's sole discretion.

     3. CONDITION OF PREMISES. Sublessee acknowledges that Sublessor would not sublease the Premises except on an "AS-IS" basis, and agrees that Sublessee accepts the Premises in its "AS-IS" condition with all faults and that Sublessor has no duty or obligation to perform any work on the Premises. In entering into this Sublease, Sublessee is relying solely on Sublessee's own investigation of the condition of the Premises.

         4. TERM.

     4.1 TERM. The term (the "Term") of this Sublease shall commence on March 1, 2006 (the "Commencement Date") upon which Sublessor shall tender possession of the Premises to Sublessee and the Term shall expire on March 31, 2011 (the "Expiration Date"). All obligations of Sublessee hereunder shall commence on the Commencement Date.

     4.2 SURRENDER. Upon the expiration or earlier termination of the Term of this Sublease, Sublessee shall surrender the Premises, together with any personal property therein belonging to Sublessor, and any Alterations (as defined in Section 10 hereof) made thereto, broom clean and free of debris, and in good working order, repair and condition, except for reasonable wear and tear.

     4.3 HOLDING OVER. If Sublessee remains in possession of the Premises after the expiration or earlier termination of this Sublease without the permission of Sublessor, Sublessee shall be deemed a tenant-at-sufferance, in which event Sublessor shall indemnify and hold Sublessor and Master Lessor, and each of them, harmless from and against all claims, liability, damages, costs or expenses, including reasonable attorneys fees and costs incurred by Sublessor or Master Lessor, or both, and arising directly or indirectly from Sublessee's failure to timely surrender the Premises, including: (i) any rent payable by or any loss, cost, or damages, including lost profits, applicable to any holdover period, claimed by any prospective tenant or subtenant of the Premises; (ii) damages as a result of such prospective tenant or subtenant rescinding or refusing to enter into the prospective lease or sublease of the Premises by reason of such failure to surrender the Premises; and (iii) the reasonable rental value of the

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Premises which Sublessee  acknowledges shall be no less than 150% of the monthly
base  rent  then  in  effect   immediately  before  the  expiration  or  earlier
termination of the Term.

         5. RENT.

     5.1  DEFINITION.  As used in this Sublease,  the term "Rent" shall include:
(i) the Monthly Base Rent; and (ii) all other amounts which Sublessee is obligated to pay under the terms of this Sublease.

     5.2 MONTHLY  BASE RENt.  The Monthly Base Rent for each of the first twelve
(12) months of the Term shall be the sum of $1,200.00 plus a $100 allocation for telecommunications usage and an office supplies usage fee. The Monthly Base Rent for each of the second twelve (12) months of the Term shall be the sum of $1,236.00 plus a $100 allocation for telecommunications usage and an office supplies usage fee. The Monthly Base Rent for each of the third twelve (12) months of the Term shall be the sum of $1,273.08 plus a $100 allocation for telecommunications usage and an office supplies usage fee. The Monthly Base Rent for each of the fourth twelve (12) months of the Term shall be the sum of $1,311.27 plus a $100 allocation telecommunications usage and an office supplies usage fee. The Monthly Base Rate for each of the fifth twelve (12) months of the Term shall be the sum of $1,350.61 plus a $100 allocation for telecommunications usage and an office supplies usage fee.

     5.3 PAYMENT. Beginning on the Commencement Date and continuing on the first day of each month thereafter during the Term hereof, Sublessee shall pay to Sublessor the Monthly Base Rent in advance. Rent for any portion of a month shall be prorated on the basis of a thirty (30) day month. All Rent payable hereunder shall be paid in lawful money of the United States and without prior notice or demand, deduction or offset for any cause whatsoever.

     5.4 LATE CHARGE AND INTEREST. Sublessee acknowledges that its late payment of the Monthly Base Rent will cause Sublessor to incur certain costs and expenses not contemplated by this Sublease, including without limitation administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult or impractical to fix. Accordingly, if any installment of the Monthly Base Rent is not paid within five (5) days after the due date thereof, Sublessee shall pay to Sublessor, in addition to the installment of Monthly Base Rent then owing, a late payment charge equal to five percent (5%) of the amount of the delinquent installment, regardless of whether a notice of default or notice of termination has been given by Sublessor. The parties agree that this late charge represents a reasonable estimate of the costs and expenses incurred by Sublessor from, and is fair compensation to Sublessor for its loss suffered by, such nonpayment by Sublessee. Nothing in this Section shall relieve Sublessee of its obligation to pay any Rent at the time and in the manner provided by this Sublease or constitute a waiver of any default of Sublessee with regard to any nonpayment of Rent.


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     6. TAXES, UTILITIES AND SERVICES.

     6.1 PERSONAL PROPERTY TAXES. Sublessee shall pay prior to delinquency any and all taxes and assessments against and levied upon trade fixtures, furnishings, equipment, and personal property (including any personal property leased by Sublessor to Sublessee hereunder) contained in the Premises.

     6.2 SUBLESSOR TO PROVIDE UTILITIES AND SERVICES. Subject to the limitations set forth in this Section, Sublessor shall provide to the Premises, at no cost to Sublessee, the following services and utilities of such quality and in such quantities as are usually furnished or supplied for use of the Premises as a general office and services incidental thereto: (i) electricity, gas, water, lighting, and heating, ventilating and air conditioning ("HVAC") (provided that the HVAC equipment shall only be operated between the hours of 8:00 a.m. through 6:00 p.m. weekdays, exclusive of legal holidays) and (ii) janitorial services to be provided weekdays, exclusive of legal holidays. To the extent not expressly described above, Sublessee shall procure, at its sole cost and expense, any and all facilities necessary to supply the Premises with all other utilities services required for its use and occupancy of the Premises hereunder. Sublessee shall make payment for any such utilities and services directly to the person or entity supplying such services.

     6.3 SPECIAL OR EXCESS USAGE. If Sublessee requires utilities or services in excess of that usually furnished or supplied for use of the Premises as a general office and services incidental thereto or the operation of the HVAC equipment outside the hours specified in Section 6.2 above, then Sublessee shall pay Sublessor's reasonable charge for such special services or excess utilities as additional rent.

     7. SECURITY DEPOSIT. Sublessor acknowledges receipt of the Security Deposit as a result of Sublessee's previous tenancy. The Security Deposit shall secure Sublessee's obligations under this Sublease to pay Rent and any other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Sublessor in the condition required by Section 4.2 above and to discharge Sublessee's other obligations hereunder. In no event shall the Security Deposit be considered an advanced payment of the last month's rent.

     8. USE; COMPLIANCE WITH LAWS; PERMITS.

     8.1 USE. The Premises are to be used for the rendering of general office purposes only and for no other purpose or business.

     8.2 COMPLIANCE WITH LAW; PROHIBITED ACTIVITIES. Sublessee shall observe and comply with the requirements of all covenants, conditions and restrictions of record regarding the Premises and all federal, state and local laws, statutes, rule and regulations now or hereafter in effect which apply to the use or occupancy thereof by Sublessee. Sublessee shall not (i) commit, or suffer to be committed or exist, on the Premises any waste, or any nui-

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sance,  or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building; or (ii) do or permit to be done in or about the Premises, or bring or keep anything therein, which will in any way increase the existing rate, or cause the cancellation, of the all risk fire insurance on the Building. Sublessee shall not use, store, generate, transit or dispose of any hazardous substances upon, in about, or under the Premises, except any use or storage of any such hazardous substances customarily used in Sublessee's business, provided that such use or storage complies with all applicable laws.
As  used   herein,   hazardous   substances   means   any  and  all   hazardous,
ultra-hazardous, or toxic substances, wastes or materials regulated under any laws or regulations applicable to the environment or the protection of human health.

     9. ASSIGNMENT AND SUBLETTING. Sublessee shall not have the right to assign this Sublease or sublet or otherwise permit the occupancy of the Premises or any part thereof.

     10. ALTERATIONS. Sublessee shall not make or suffer to be made any alterations, additions or improvements (collectively the "Alterations") in, on, or to the Premises without the prior written consent of Sublessor, which consent may be granted, conditioned or withheld in Sublessor's sole discretion. Any Alterations in, on or to the Premises that Sublessee desires to undertake, which require the consent of Sublessor hereunder, shall be presented to Sublessor in written form, with proposed detailed plans. Sublessor shall approve or reject such Alterations within twenty (20) days after receipt. If rejected, Sublessor shall provide Sublessee with a written explanation of the reasons for such rejection.

     11. REPAIRS AND MAINTENANCE.

     11.1 SUBLESSEE'S REPAIRS. Sublessee shall, at Sublessee's sole expense, keep the Premises, including, without limitation, all doors, windows, plate glass, floor coverings, interior walls and fixtures, in good working order and repair.

     11.2 SUBLESSOR'S REPAIRS. Sublessor shall, at Sublessor's sole expense, maintain the Building, including without limitation, the HVAC, the roof and all structural portions of the Building, except that Sublessee shall, at Sublessee's sole expense, immediately repair any area damaged by Sublessee, Sublessee's agents, employees, licensees, invitees and visitors.

     12. INSURANCE POLICIES. During the Term, Sublessee shall procure and maintain in full force and effect and at Sublessee's sole cost and expense, the following policy or policies of insurance:

          (i) All risk property, fire, and extended coverage insurance, including without limitation, coverage of vandalism and malicious mischief, including a sprinkler leakage endorsement, in an amount equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal and demolition) of the Alterations, if any, and personal property owned or installed by Sublessee on the Premises.

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


          (ii) Commercial general liability insurance, insuring Sublessee's activities and those of Sublessee's employees, agents, servants, licensees and invitees with respect to the Premises against loss, damage or liability for injury or death of any person or loss or damage to property occurring on the Premises or as a result of occupancy or use of the Premises and contractual liability coverage for obligations assumed under this Sublease, with a limit of not less than Five Hundred Thousand Dollars ($500,000) per person and One Million Dollars ($1,000,000) per occurrence for injury to any number of persons or property damage, or both, in any one occurrence.

     Each policy or policies of insurance obtained by Sublessee in connection with the Premises shall, to the extent the same can be obtained without undue expense, include a clause or endorsement denying the insurer any rights of subrogation against Sublessor to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Sublessee waives any rights of recovery against Sublessor for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby. Upon execution of this Sublease (and from time to time, no later than thirty (30) days prior to the expiration of each insurance policy) Sublessee shall furnish to Sublessor a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Sublessee pursuant hereto, a copy of which certificate is attached hereto as Exhibit C. Such certificates of insurance shall reflect that Sublessor and Master Lessor are additional insureds and that such insurance policies shall not be cancelable, subject to reduction of coverage, or any other material amendment without a minimum of thirty (30) days prior written notice to Sublessor.

     13. DAMAGE AND DESTRUCTION.

     13.1 TERMINATION OF MASTER LEASE. If, as the result of any damage or destruction, Master Lessor or Sublessor exercise any option either may have to terminate the Master Lease as to all or any portion of the Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Master Lease.

     13.2 SUBLESSOR'S RIGHT TO TERMINATE. If this Sublease is not terminated following any damage or destruction as provided above, then Sublessor shall have the right to terminate this Sublease upon written notice to Sublessee.

     14. EMINENT DOMAIN.

     14.1 TERMINATION OF MASTER LEASE. If as the result of any condemnation by eminent domain, inverse condemnation, or sale in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), Master Lessor or Sublessor exercise any option either may have to terminate the Master Lease as to all or any portion of the Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Master Lease.

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     14.2  SUBLESSOR'S  RIGHT TO TERMINATE.  If this Sublease is not  terminated following any such Condemnation as set forth above, this Sublease shall remain in full force and effect and, at Sublessor's sole election, Sublessor shall have the right to either repair, restore or rebuild the Premises as nearly as practicable to substantially the condition in which the Premises existed immediately prior to such Condemnation or terminate this Sublease upon written notice to Sublessee.

     14.3 AWARD. In no event shall Sublessee be entitled to any award from the condemning authority for the leasehold value which shall belong to Sublessor. Sublessee shall, however, be entitled to any relocation benefits provided under applicable law.

     15. DEFAULT.

     15.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" on the part of Sublessee with or without notice from Sublessor (except as required by Section 15.1(iii) below):

          (i) VACATION OR ABANDONMENT. Sublessee's vacation (which is defined as the failure to remain open for business at the Premises for a period of thirty (30) continuous days) or abandonment of the Premises;

          (ii) PAYMENT. Sublessee's failure to pay any installment of Rent on or before five (5) days after ------- written notice from Sublessor that such payment is due;

          (iii) PERFORMANCE. Sublessee's failure to perform any of Sublessee's covenants, agreements or obligations hereunder (other than the nonpayment of Rent which shall be governed by Section 15.1(ii) above) on or before thirty (30) days after written notice thereof from Sublessor;

     15.2 SUBLESSOR'S REMEDIES.

          (i) ABANDONMENT. If Sublessee vacates or abandons the Premises, this Sublease shall continue in effect unless and until terminated by Sublessor in writing, and Sublessor shall have all of the rights and remedies provided under Utah law (i.e. Sublessor may continue this Sublease in effect after Sublessee's breach and abandonment and recover Rent as it becomes due, if Sublessee has the right to sublet or assign subject only to reasonable limitations).

          (ii) TERMINATION. Following the occurrence of any Event of Default, Sublessor shall have the right, so long as the default continues, to terminate this Sublease by written notice to Sublessee setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given.

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

     Sublessor shall not be deemed to have terminated this Sublease other than by delivering written notice of termination to Sublessee.

          (iii) POSSESSION. Following termination of the Sublease, without prejudice to any other remedies Sublessor may have by reason of Sublessee's default or of such termination, Sublessor may then or at any time thereafter (i) peaceably reenter the Premises, or any part thereof, upon voluntary surrender by Sublessee, or, expel or remove Sublessee and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Sublessor in Sublessor's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property from the Premises.

          (iv) RECOVERY. Following termination of the Sublease, Sublessor shall have all the rights and remedies of a Sublessor under Utah law.

     16. INDEMNIFICATION. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, and hold Sublessor, and its officers, directors, employees and agents, harmless from and against any and all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments, including, without limitation, attorneys' fees and expenses (collectively referred to as the "Claims") arising, claimed or incurred against or by Sublessor, or its officers, directors, employees or agents, from any matter or thing arising from (i) the use or occupancy of the Premises by Sublessee or any of its employees, agents, servants, licensees and invitees, the conduct of Sublessee's business, or from any activity, work or other thing done, permitted or suffered by Sublessee in or about the Premises; (ii) any accident, injury to or death of any person or loss of or damage to property of any such person occurring on or about the Premises or any part thereof during the term hereof; or (iii) any breach or default in the performance of any obligation on Sublessee's part or to be performed under the terms of this Sublease. Sublessee shall have no obligation to indemnify, defend and hold Sublessor harmless from and against any Claims resulting solely from Sublessor's breach of this Sublease or from the gross negligence or willful misconduct of Sublessor. Notwithstanding any provision hereof to the contrary, the indemnification provided in this Section shall survive any termination of this Sublease or expiration of the Term hereof. Sublessee shall give prompt notice to Sublessor in case of casualty or accidents known to Sublessee on or about the Premises.

     17. GENERAL PROVISIONS.

     17.1 NOTICES. All notices or demands of any kind required or desired to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in the Basic Sublease Information, or at such other place or places as either Sublessor or Sublessee may, from time to time, designate in a written notice given to the other. Notices shall be deemed to be delivered four (4) days after the date of mailing thereof, or upon earlier receipt.

     17.2 ENTRY BY SUBLESSOR. Sublessor and its authorized representatives shall have the right to enter the Premises at all reasonable times and upon reasonable notice (provided that in the event of an emergency, notice need not be given) for the purpose of inspecting the same or taking any action or doing any work permitted hereunder (but nothing herein contained in this Lease shall create or imply any duty on the part of Sublessor to make any such inspection or to take any such action or do any such work).

     17.3 LIENS. Sublessee covenants that it will not, during the Term hereof, suffer or permit any lien to be attached to or upon the Premises, or any portion thereof, by reason of any act or omission on the part of Sublessee, and hereby agrees to save and hold harmless Sublessor from or against any such lien or claim of lien.

     17.4 TIME. Time is of the essence of this Sublease.

     17.5 ENTIRE AGREEMENT. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

     17.6 GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts to be performed in such State.

     17.7 DEFINITION OF SUBLESSOR. As used in this Sublease, the term "Sublessor" means only the current owner of the leasehold interest of the lessee under the Master Lease at the time in question. Sublessor is a subsidiary of Kenneth I. Denos, P.C. ("Tenant"). Sublessor's designed purpose is to establish and administer sublease agreements for the Premises on behalf of the tenant.Each Sublessor is obligated to perform the obligations of the Sublessor hereunder only during the time such Sublessor owns such leasehold interest. Any Sublessor who transfers title to its leasehold interest in the Premises is relieved of all liabilities of Sublessor under this Sublease to be performed on or after the date of such transfer.

     17.8 AUTHORITY. Each individual executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Sublessee, and that this Sublease is binding upon Sublessee in accordance with its terms. As a condition precedent to the legal effectiveness of this Sublease, Sublessor may, at Sublessor's option, require corporate or partnership resolutions as are reasonably necessary to establish the authority of Sublessee to execute this Sublease.

     17.9 Joint and Several Liability. If more than one person or entity, or both, is the Sublessee, the obligations imposed under this Sublease shall be joint and several.

     17.10 QUIET USE AND ENJOYMENT. So long as Sublessee is not in default hereunder, Sublessee's quiet use and enjoyment of the Premises shall not be disturbed.

     17.11 MASTER LESSOR'S CONSENT. If required under the terms of the Master Lease, this Sublease shall be conditioned upon Master Lessor's written consent to the terms hereof. If required, and for any reason Master Lessor does not consent to this Sublease within thirty (30) days after execution of this Sublease by Sublessor and Sublessee, then this Sublease shall terminate, Sublessor shall return to Sublessee the Security Deposit and any prepaid rent, and neither party shall have any other continuing obligation with respect to the Premises or this Sublease.

     IN WITNESS WHEREOF, the parties shall be deemed to have executed this Sublease as of the date first set forth above.

SECURE NETWERKS, INC                         ACADIA PROPERTIES LLC.
a Delaware corporation                       a Utah limited liability company

By:  /s/ Chene Gardner                       By: /s/ Kenneth Denos
   --------------------------------------    -----------------------------------

Its:  CEO                                    Its: Manager
    -------------------------------------    -----------------------------------


By:                                          By:
   --------------------------------------    -----------------------------------

Its:                                         Its:
    -------------------------------------    -----------------------------------

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES


                                [To Be Attached]

                                    EXHIBIT B

                              INSURANCE CERTIFICATE

                                [to be attached]